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CUSIP No.  51828C106                 13G                       Page 7 of 8 Pages
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                            EXHIBIT 1 TO SCHEDULE 13G


                               September 11, 1997



           MORGAN STANLEY, DEAN WITTER, DISCOVER & CO. and MORGAN STANLEY ASSET MANAGEMENT INC., hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.

           MORGAN STANLEY ASSET MANAGEMENT  INC.


BY:        /s/ Donald P. Ryan
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           Donald P. Ryan/Vice President Morgan Stanley Asset Management Inc.



           MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

BY:        /s/ Bruce Bromberg
           -------------------------------------
           Bruce Bromberg/Morgan Stanley & Co., Incorporated